                                                Exhibit 99.1
Press Release

Contact:
Investor Relations
Alan Roden
Verint Systems Inc.
(631) 962-9304
alan.roden@verint.com

Verint Announces Q3 FY2021 Results

Strong Sequential Growth in Q3; Expect Strong Q4 and Resuming Guidance

Customer Engagement Cloud Momentum Expected to Continue in Q4 and Next Year

Separation Plan on Track; Announcing New Name for Cyber Intelligence Business – Cognyte Software Ltd

Virtual Investor Days to be Held in January Ahead of Separation to Review Strategies and Long-Term Targets

MELVILLE, N.Y., December 9, 2020 - Verint® Systems Inc. (NASDAQ: VRNT), a global Actionable Intelligence® leader, today announced results for the three and nine months ended October 31, 2020 (FY2021). Revenue for the three months ended October 31, 2020 was $328 million on a GAAP basis and $331 million on a non-GAAP basis. For the three months ended October 31, 2020, diluted EPS was $0.11 on a GAAP basis, and $1.02 on a non-GAAP basis. Revenue for the nine months ended October 31, 2020 was $925 million on a GAAP basis and $936 million on a non-GAAP basis. For the nine months ended October 31, 2020, diluted EPS was $0.11 on a GAAP basis, and $2.61 on a non-GAAP basis.

“We had a solid Q3 with strong sequential revenue growth and year-over-year adjusted EBITDA growth, driving a 16% increase in cash from operations year-to-date. We made significant progress with all our key initiatives, including the business separation, Customer Engagement cloud transition and Cyber Intelligence software model margin expansion. Our shift to the cloud is accelerating and our on-premises business continued to recover from the initial impact of COVID-19. We expect to finish the year strong and are resuming guidance,” said Dan Bodner, CEO.

Separation Progress Highlights
•On track to complete the separation shortly after fiscal year-end
•Expect to make public filing with the SEC within two weeks
•Unveiling new name for our Cyber Intelligence business - Cognyte Software Ltd
•Cognyte expected to be listed on NASDAQ with ticker CGNT
•Virtual investor days and management roadshows to take place in January

Bodner continued: “Both of our businesses are market leaders that have significant growth opportunities. We look forward to discussing each company's strategies and financial models for the post-separation period at our investor days in January.”

Customer Engagement Q3 Highlights
•Large Cloud Orders Across Multiple Industries (TCV): Including orders for $11 million (insurance), $3 million (healthcare), $2 million (banking), $2 million (business services), $2 million (financial services), and $2 million (utilities)
•Strong Cloud Momentum: On track for approximately 20% non-GAAP cloud revenue growth this year, excluding ForeSee

“In Q3, we experienced another strong quarter of cloud revenue growth and continued to win new cloud customers and displace competitors due to our product differentiation and partner agnostic strategy. COVID-19 is accelerating our cloud transition and for the full year we expect - for the first time - about half of our new software bookings (on a perpetual license equivalent basis) to come from SaaS, a significant increase from about one third in the prior year. We also expect recurring revenue to represent 80% of our software revenue, a 400bps increase from the prior year. Looking forward, next year we expect our cloud revenue growth to accelerate and to substantially complete our cloud transition.” said Bodner.

Cyber Intelligence Q3 Highlights
•Large Orders: Including one for ~$15 million, one for ~$7.5 million, and four for ~$5 million each
•Software Model Drives Margin Expansion and Strong Gross Profit Growth: Gross margins increased 900bps year-over-year and gross profit increased 21% year-over-year, each on a non-GAAP estimated fully allocated basis

Bodner continued, “In Q3, we continued to win many large deals due to our differentiated analytical security software. We are executing well on our software strategy and expect our gross margins to exceed 70% this year on a non-GAAP estimated fully allocated basis. Cognyte is well positioned to be an independent public company with a large and growing TAM, differentiated security analytics software portfolio, and strong track record.”

Announcing Cognyte and Verint Investor Days - January 11th and January 21st
Verint and Cognyte will each host their own respective virtual investor days in January. Members of each company’s leadership team will discuss a variety of topics including their business’ growth strategies and long-term outlooks. A question and answer session will follow the prepared remarks and members of the investment community are invited to submit questions ahead of or during the applicable investor day.

•Cognyte Investor Day: Monday, January 11, 2021, beginning at 10am ET.

•Verint Investor Day: Thursday, January 21, 2021, beginning at 10am ET.

Additionally, both the Verint and Cognyte management teams will be conducting virtual roadshows following their respective investor days.

Resuming FY2021 Guidance and Providing Initial FY2022 Outlook and Long-Term Targets on Today's Conference Call
•Our FY2021 non-GAAP revenue outlook is $1.280 billion with a range of +/- 1%
•Our FY2021 non-GAAP diluted EPS outlook is $3.40 at the midpoint of our revenue guidance

“We are pleased with the building momentum in our businesses, our visibility has improved and we are providing guidance for the current year. In addition, we will provide an initial view on our outlook for FY2022 and long-term targets during today’s conference call. We will also provide more details at our virtual investor days in January,” said Doug Robinson, CFO of Verint.

Our non-GAAP outlook for the year ending January 31, 2021 excludes the following GAAP measures which we are able to quantify with reasonable certainty:

•Amortization of intangible assets of approximately $50 million, including $48 million in Customer Engagement and $2 million in Cyber Intelligence.
•Amortization of discount on convertible notes of approximately $13 million, all of which pertains to Customer Engagement.
•Costs to separate Verint into two independent public companies of approximately $45 million, including $28 million attributable to Customer Engagement and $17 million attributable to Cyber Intelligence.

Our non-GAAP outlook for the year ending January 31, 2021 excludes the following GAAP measures for which we are able to provide a range of probable significance:

•Revenue adjustments are expected to be between approximately $12 million and $15 million, including between $9 million and $11 million in Customer Engagement and between $3 million and $4 million in Cyber Intelligence.
•Stock-based compensation is expected to be between approximately $68 million and $78 million, assuming market prices for our common stock approximately consistent with current levels, including between $46 million and $52 million in Customer Engagement and between $22 million and $26 million in Cyber Intelligence.

Our non-GAAP outlook does not include the potential impact of any in-process business acquisitions that may close after the date hereof, and, unless otherwise specified, reflects foreign currency exchange rates approximately consistent with current rates.

We are unable, without unreasonable efforts, to provide a reconciliation for other GAAP measures which are excluded from our non-GAAP outlook, including the impact of future business acquisitions or acquisition expenses, future restructuring expenses, and non-GAAP income tax adjustments due to the level of unpredictability and uncertainty associated with these items. For these same reasons, we are unable to assess the probable significance of these excluded items. While historical results may not be indicative of future results, actual amounts for the three and nine months ended October 31, 2020 and 2019 for the GAAP measures excluded from our non-GAAP outlook appear in Tables 2 and 3 to this press release.

Conference Call Information

We will conduct a conference call today at 4:30 p.m. ET to discuss our results for the three and nine months ended October 31, 2020, outlook, and long-term targets. An online, real-time webcast of the conference call and webcast slides will be available on our website at www.verint.com. The webcast slides will be available on our website until at least January 31, 2021. The conference call can also be accessed live via telephone at 1-844-309-0615 (United States and Canada) and 1-661-378-9462 (international) and the passcode is 5366968. Please dial in 5-10 minutes prior to the scheduled start time.

About Non-GAAP Financial Measures
This press release and the accompanying tables include non-GAAP financial measures. For a description of these non-GAAP financial measures, including the reasons management uses each measure, and reconciliations of non-GAAP financial measures presented for completed periods to the most directly comparable financial measures prepared in accordance with GAAP, please see the tables below as well as "Supplemental Information About Non-GAAP Financial Measures and Operating Metrics" at the end of this press release.

About Verint Systems Inc.
Verint® (Nasdaq: VRNT) is a global leader in Actionable Intelligence® solutions with a focus on customer engagement optimization and cyber intelligence. Today, over 10,000 organizations in more than 180 countries—including over 85 percent of the Fortune 100—count on intelligence from Verint solutions to make more informed, effective and timely decisions. Learn more about how we’re creating A Smarter World with Actionable Intelligence® at www.verint.com.

Cautions About Forward-Looking Statements
This press release contains forward-looking statements, including statements regarding expectations, predictions, views, opportunities, plans, strategies, beliefs, and statements of similar effect relating to Verint Systems Inc. These forward-looking statements are not guarantees of future performance and they are based on management's expectations that involve a number of known and unknown risks, uncertainties, assumptions, and other important factors, any of which could cause our actual results or conditions to differ materially from those expressed in or implied by the forward-looking statements. Some of the factors that could cause our actual results or conditions to differ materially from current expectations include, among others: uncertainties regarding the impact of changes in macroeconomic and/or global conditions, including as a result of slowdowns, recessions, economic instability, political unrest, armed conflicts, natural disasters, or outbreaks of disease, such as the COVID-19 pandemic, as well as the resulting impact on information technology spending and government budgets in both developed countries and developing countries, on our business; risks that our customers delay, cancel, or refrain from placing orders, refrain from renewing subscriptions or service contracts, or are unable to honor contractual commitments or payment obligations due to liquidity issues or other challenges in their budgets and business, due to the COVID-19 pandemic or otherwise; risks that restrictions resulting from the COVID-19 pandemic or actions taken in response to the pandemic adversely impact our operations or our ability to fulfill orders, complete implementations, or recognize revenue; risks associated with our ability to keep pace with technological advances and challenges and evolving industry standards; to adapt to changing market potential from area to area within our markets; and to successfully develop, launch, and drive demand for new, innovative, high-quality products that meet or exceed customer needs, while simultaneously preserving our legacy businesses and migrating away from areas of commoditization; risks due to aggressive competition in all of our markets, including with respect to maintaining revenue, margins, and sufficient levels of investment in our business and operations; risks created by the continued consolidation of our competitors or the introduction of large competitors in our markets with greater resources than we have; risks associated with our ability to successfully compete for, consummate, and implement mergers and acquisitions, including risks associated with valuations, reputational considerations, capital constraints, costs and expenses, maintaining profitability levels, expansion into new areas, management distraction, post-acquisition integration activities, and potential asset impairments; risks relating to our ability to properly manage investments in our business and operations, execute on growth initiatives, and enhance our existing operations and infrastructure, including the proper prioritization and allocation of limited financial and other resources; risks associated with our ability to retain, recruit, and train qualified personnel in regions in which we operate, including in new markets and growth areas we may enter; risks that we may be unable to establish and maintain relationships with key resellers, partners, and systems integrators and risks associated with our reliance on third-party suppliers, partners, or original equipment manufacturers (“OEMs”) for certain components, products, or services, including companies that may compete with us or work with our competitors; risks associated with the mishandling or perceived mishandling of sensitive or confidential information, including information that may belong to our customers or other third parties, and with security vulnerabilities or lapses, including cyber-attacks, information technology system breaches, failures, or disruptions; risks that our products or services, or those of third-party suppliers, partners, or OEMs which we use in or with our offerings or otherwise rely on, including third-party hosting platforms, may contain defects, develop operational problems, or be vulnerable to cyber-attacks; risks associated with our significant international operations, including, among others, in Israel, Europe, and Asia, exposure to regions subject to political or economic instability, fluctuations in foreign exchange rates, and challenges associated with a significant portion of our cash being held overseas; risks associated with political and reputational factors related to our business or operations, including reputational risks associated with our security solutions and our ability to maintain security clearances where required, as well as risks associated with a significant amount of our business coming from domestic and foreign government customers; risks associated with complex and changing local and foreign regulatory environments in the jurisdictions in which we operate, including, among others, with respect to trade compliance, anti-corruption, information security, data privacy and protection, tax, labor, government contracts, relating to our own operations, the products and services we offer, and/or the use of our solutions by our customers; challenges associated with selling sophisticated solutions, including with respect to assisting customers in understanding and realizing the benefits of our solutions, and developing, offering, implementing, and maintaining a broad and sophisticated solution portfolio; challenges associated with pursuing larger sales opportunities, including with respect to longer sales cycles, transaction reductions, deferrals, or cancellations during the sales cycle; risk of customer concentration; challenges associated with our ability to accurately forecast when a sales opportunity will convert to an order, or to accurately forecast revenue and expenses; challenges associated with our Customer Engagement segment cloud transition and our Cyber Intelligence segment software model transition, and risk of increased volatility of our operating results from period to period; risks that our intellectual property rights may not be adequate to protect our business or assets or that others may make claims on our intellectual property, claim infringement on their intellectual property rights, or claim a violation of their license rights, including relative to free or open source components we may use; risks that we may experience liquidity or working capital issues and related risks that financing sources may be unavailable to us on reasonable terms or at all; risks associated with significant leverage resulting from our current debt position or our ability to incur additional debt, including with respect to liquidity considerations, covenant limitations and compliance, fluctuations in interest rates, dilution considerations (with respect to our convertible notes), and our ability to maintain our credit ratings; risks arising as a result of contingent or other obligations or liabilities assumed in our acquisition of our former parent company, Comverse Technology, Inc. (“CTI”), or associated with formerly being consolidated with, and part of a consolidated tax group with, CTI, or as a result of the successor to CTI's business operations, Mavenir, Inc., being unwilling or unable to provide us with certain indemnities to which we are entitled; risks relating to the adequacy of our existing infrastructure, systems, processes, policies, procedures, internal controls, and personnel, and our ability to successfully implement and maintain enhancements to the foregoing, for our current and future operations and reporting needs, including related risks of financial statement omissions, misstatements, restatements, or filing delays; risks associated with changing accounting principles or standards, tax laws and regulations, tax rates, and the continuing availability of expected tax benefits; risks associated with market volatility in the prices of our common stock and convertible notes based on our performance, third-party publications or speculation, or other factors and risks associated with actions of activist stockholders; risks associated with the issuance of preferred stock to an affiliate of Apax Partners, including with respect to completion of the second tranche of the investment and Apax's significant ownership position and potential that its interests will not be aligned with those of our common stockholders; and risks associated with the planned spin-off of our Cyber Intelligence Solutions business, including the possibility that the spin-off transaction may not be completed in the expected timeframe or at all, that it will not achieve the benefits anticipated, or that it may negatively impact our operations or stock price, including as a result of management distraction from our business. We assume no obligation to revise or update any forward-looking statement, except as otherwise required by law. For a detailed discussion of these risk factors, see our Annual Report on Form 10-K for the fiscal year ended January 31, 2020, our Quarterly Report on Form 10-Q for the quarter ended April 30, 2020, our Quarterly Report on Form 10-Q for the quarter ended July 31, 2020, our Quarterly Report on Form 10-Q for the quarter ended October 31, 2020, when filed, and other filings we make with the SEC.

VERINT, ACTIONABLE INTELLIGENCE, THE CUSTOMER ENGAGEMENT COMPANY, CUSTOMER ENGAGEMENT SOLUTIONS and CYBER INTELLIGENCE SOLUTIONS are trademarks of Verint Systems Inc. or its subsidiaries. Verint and other parties may also have trademark rights in other terms used herein.

Table 1
VERINT SYSTEMS INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Operations
(Unaudited)

	Three Months Ended October 31,		Nine Months Ended October 31,
(in thousands, except per share data)	2020	2019	2020	2019
Revenue:
Product	$105,865	$116,331	$279,225	$330,538
Service and support	222,336	208,536	645,380	633,893
Total revenue	328,201	324,867	924,605	964,431
Cost of revenue:
Product	21,972	30,533	67,938	88,077
Service and support	76,961	76,771	222,383	237,562
Amortization of acquired technology	4,270	5,968	13,307	18,262
Total cost of revenue	103,203	113,272	303,628	343,901
Gross profit	224,998	211,595	620,977	620,530
Operating expenses:
Research and development, net	61,067	57,694	175,375	173,548
Selling, general and administrative	118,084	116,306	335,141	364,292
Amortization of other acquired intangible assets	8,106	7,778	24,229	23,130
Total operating expenses	187,257	181,778	534,745	560,970
Operating income	37,741	29,817	86,232	59,560
Other income (expense), net:
Interest income	536	1,404	2,392	4,517
Interest expense	(9,731)	(10,102)	(30,692)	(30,143)
Other (expense) income, net	(8,562)	1,082	(23,003)	1,201
Total other expense, net	(17,757)	(7,616)	(51,303)	(24,425)
Income before provision for income taxes	19,984	22,201	34,929	35,135
Provision for income taxes	8,157	9,218	16,490	6,120
Net income	11,827	12,983	18,439	29,015
Net income attributable to noncontrolling interests	1,652	1,302	5,784	5,200
Net income attributable to Verint Systems Inc.	10,175	11,681	12,655	23,815
Dividends on preferred stock	(2,658)	—	(5,142)	—
Net income attributable to Verint Systems Inc. common shares	$7,517	$11,681	$7,513	$23,815

Net income per common share attributable to Verint Systems Inc.:
Basic	$0.11	$0.17	$0.12	$0.36
Diluted	$0.11	$0.17	$0.11	$0.35

Weighted-average common shares outstanding:
Basic	65,571	66,799	64,973	66,181
Diluted	66,234	67,442	66,000	67,452

Table 2
VERINT SYSTEMS INC. AND SUBSIDIARIES
Reconciliation of GAAP to Non-GAAP Measures by Segment
(Unaudited)

	Three Months Ended October 31,
	2020			2019
(in thousands)	Customer Engagement	Cyber Intelligence	Consolidated	Customer Engagement	Cyber Intelligence	Consolidated
REVENUE
Total GAAP revenue	$215,222	$112,979	$328,201	$217,936	$106,931	$324,867
Revenue adjustments	2,227	692	2,919	6,213	—	6,213
Total non-GAAP revenue	$217,449	$113,671	$331,120	$224,149	$106,931	$331,080

ESTIMATED GROSS PROFIT AND GROSS MARGIN
Segment products costs	$9,224	$11,322	$20,546	$8,422	$20,093	$28,515
Segment service expenses	54,595	17,122	71,717	56,507	16,526	73,033
Amortization of acquired technology	4,045	225	4,270	5,605	363	5,968
Stock-based compensation expenses (1)	1,795	525	2,320	1,363	403	1,766
Shared support expenses allocation (3)	2,844	1,506	4,350	2,601	1,389	3,990
Total GAAP estimated fully allocated cost of revenue	72,503	30,700	103,203	74,498	38,774	113,272
GAAP estimated fully allocated gross profit	142,719	82,279	224,998	143,438	68,157	211,595
GAAP estimated fully allocated gross margin	66.3%	72.8%	68.6%	65.8%	63.7%	65.1%
Revenue adjustments	2,227	692	2,919	6,213	—	6,213
Amortization of acquired technology	4,045	225	4,270	5,605	363	5,968
Stock-based compensation expenses (1)	1,795	525	2,320	1,363	403	1,766
Acquisition expenses, net (4)	60	32	92	30	16	46
Restructuring expenses (4)	132	69	201	428	229	657
Separation expenses (4)	51	27	78	—	—	—
Impairment charges (4)	95	50	145	—	—	—
Non-GAAP estimated fully allocated gross profit	$151,124	$83,899	$235,023	$157,077	$69,168	$226,245
Non-GAAP estimated fully allocated gross margin	69.5%	73.8%	71.0%	70.1%	64.7%	68.3%

ESTIMATED RESEARCH AND DEVELOPMENT, NET
Segment expenses	$24,318	$26,023	$50,341	$25,134	$22,818	$47,952
Stock-based compensation expenses (2)	1,897	1,003	2,900	1,948	1,040	2,988
Shared support expenses allocation (3)	5,119	2,707	7,826	4,404	2,350	6,754
GAAP estimated fully allocated research and development, net	31,334	29,733	61,067	31,486	26,208	57,694
As a percentage of GAAP revenue	14.6%	26.3%	18.6%	14.4%	24.5%	17.8%
Stock-based compensation expenses (2)	(1,897)	(1,003)	(2,900)	(1,948)	(1,040)	(2,988)
Acquisition expenses, net (4)	(18)	(10)	(28)	(79)	(42)	(121)
Restructuring expenses (4)	(172)	(90)	(262)	(204)	(109)	(313)
Separation expenses (4)	(61)	(33)	(94)	—	—	—
Other adjustments (4)	38	20	58	—	—	—

	Three Months Ended October 31,
	2020			2019
(in thousands)	Customer Engagement	Cyber Intelligence	Consolidated	Customer Engagement	Cyber Intelligence	Consolidated
Non-GAAP estimated fully allocated research and development, net	$29,224	$28,617	$57,841	$29,255	$25,017	$54,272
As a percentage of non-GAAP revenue	13.4%	25.2%	17.5%	13.1%	23.4%	16.4%

ESTIMATED SELLING, GENERAL AND ADMINISTRATIVE EXPENSES
Segment expenses	$37,946	$20,927	$58,873	$44,155	$20,484	$64,639
Stock-based compensation expenses (2)	9,671	5,116	14,787	9,001	4,804	13,805
Shared support expenses allocation (3)	29,053	15,371	44,424	24,686	13,176	37,862
GAAP estimated fully allocated selling, general and administrative expenses	76,670	41,414	118,084	77,842	38,464	116,306
As a percentage of GAAP revenue	35.6%	36.7%	36.0%	35.7%	36.0%	35.8%
Stock-based compensation expenses (2)	(9,671)	(5,116)	(14,787)	(9,001)	(4,804)	(13,805)
Acquisition expenses, net (4)	900	476	1,376	(1,326)	(707)	(2,033)
Restructuring expenses (4)	(519)	(274)	(793)	(718)	(383)	(1,101)
Separation expenses (4)	(8,880)	(4,698)	(13,578)	(964)	(515)	(1,479)
Other adjustments (4)	7	4	11	(229)	(122)	(351)
Non-GAAP estimated fully allocated selling, general and administrative expenses	$58,507	$31,806	$90,313	$65,604	$31,933	$97,537
As a percentage of non-GAAP revenue	26.9%	28.0%	27.3%	29.3%	29.9%	29.5%

OPERATING INCOME, OPERATING MARGIN, AND ADJUSTED EBITDA
GAAP estimated fully allocated operating income	$26,882	$10,859	$37,741	$26,459	$3,358	$29,817
GAAP estimated fully allocated operating margin	12.5%	9.6%	11.5%	12.1%	3.1%	9.2%
Revenue adjustments	2,227	692	2,919	6,213	—	6,213
Amortization of acquired technology	4,045	225	4,270	5,605	363	5,968
Amortization of other acquired intangible assets	7,833	273	8,106	7,651	127	7,778
Stock-based compensation expenses (2)	13,363	6,644	20,007	12,312	6,247	18,559
Acquisition expenses, net (4)	(822)	(434)	(1,256)	1,435	765	2,200
Restructuring expenses (4)	823	433	1,256	1,350	721	2,071
Separation expenses (4)	8,992	4,758	13,750	964	515	1,479
Impairment charges (4)	95	50	145	—	—	—
Other adjustments (4)	(45)	(24)	(69)	229	122	351
Non-GAAP estimated fully allocated operating income	63,393	23,476	86,869	62,218	12,218	74,436
Depreciation and amortization (5)	6,710	3,550	10,260	5,655	3,019	8,674
Estimated fully allocated adjusted EBITDA	$70,103	$27,026	$97,129	$67,873	$15,237	$83,110

	Three Months Ended October 31,
	2020			2019
(in thousands)	Customer Engagement	Cyber Intelligence	Consolidated	Customer Engagement	Cyber Intelligence	Consolidated
Non-GAAP estimated fully allocated operating margin	29.2%	20.7%	26.2%	27.8%	11.4%	22.5%
Estimated fully allocated adjusted EBITDA margin	32.2%	23.8%	29.3%	30.3%	14.2%	25.1%

	Nine Months Ended October 31,
	2020			2019
(in thousands)	Customer Engagement	Cyber Intelligence	Consolidated	Customer Engagement	Cyber Intelligence	Consolidated
REVENUE
Total GAAP revenue	$605,167	$319,438	$924,605	$636,467	$327,964	$964,431
Revenue adjustments	8,555	3,022	11,577	21,973	151	22,124
Total non-GAAP revenue	$613,722	$322,460	$936,182	$658,440	$328,115	$986,555

ESTIMATED GROSS PROFIT AND GROSS MARGIN
Segment products costs	$24,429	$40,150	$64,579	$25,745	$56,597	$82,342
Segment service expenses	161,237	49,767	211,004	172,178	54,126	226,304
Amortization of acquired technology	12,590	717	13,307	16,217	2,045	18,262
Stock-based compensation expenses (1)	3,889	1,136	5,025	4,017	1,187	5,204
Shared support expenses allocation (3)	6,352	3,361	9,713	7,687	4,102	11,789
Total GAAP estimated fully allocated cost of revenue	208,497	95,131	303,628	225,844	118,057	343,901
GAAP estimated fully allocated gross profit	396,670	224,307	620,977	410,623	209,907	620,530
GAAP estimated fully allocated gross margin	65.5%	70.2%	67.2%	64.5%	64.0%	64.3%
Revenue adjustments	8,555	3,022	11,577	21,973	151	22,124
Amortization of acquired technology	12,590	717	13,307	16,217	2,045	18,262
Stock-based compensation expenses (1)	3,889	1,136	5,025	4,017	1,187	5,204
Acquisition expenses, net (4)	218	116	334	43	23	66
Restructuring expenses (4)	1,150	608	1,758	1,409	752	2,161
Separation expenses (4)	51	27	78	—	—	—
Impairment charges (4)	95	50	145	—	—	—
Non-GAAP estimated fully allocated gross profit	$423,218	$229,983	$653,201	$454,282	$214,065	$668,347
Non-GAAP estimated fully allocated gross margin	69.0%	71.3%	69.8%	69.0%	65.2%	67.7%

ESTIMATED RESEARCH AND DEVELOPMENT, NET
Segment expenses	$70,413	$75,029	$145,442	$78,454	$67,156	$145,610
Stock-based compensation expenses (2)	5,358	2,834	8,192	5,819	3,106	8,925
Shared support expenses allocation (3)	14,219	7,522	21,741	12,396	6,617	19,013
GAAP estimated fully allocated research and development, net	89,990	85,385	175,375	96,669	76,879	173,548
As a percentage of GAAP revenue	14.9%	26.7%	19.0%	15.2%	23.4%	18.0%
Stock-based compensation expenses (2)	(5,358)	(2,834)	(8,192)	(5,819)	(3,106)	(8,925)
Acquisition expenses, net (4)	(289)	(153)	(442)	(344)	(184)	(528)
Restructuring expenses (4)	(984)	(520)	(1,504)	(583)	(311)	(894)
Separation expenses (4)	(61)	(33)	(94)	—	—	—
Other adjustments (4)	(7)	(4)	(11)	—	—	—
Non-GAAP estimated fully allocated research and development, net	$83,291	$81,841	$165,132	$89,923	$73,278	$163,201

	Nine Months Ended October 31,
	2020			2019
(in thousands)	Customer Engagement	Cyber Intelligence	Consolidated	Customer Engagement	Cyber Intelligence	Consolidated

As a percentage of non-GAAP revenue	13.6%	25.4%	17.6%	13.7%	22.3%	16.5%

ESTIMATED SELLING, GENERAL AND ADMINISTRATIVE EXPENSES
Segment expenses	$114,397	$60,831	$175,228	$138,429	$66,450	$204,879
Stock-based compensation expenses (2)	25,095	13,276	38,371	27,439	14,645	42,084
Shared support expenses allocation (3)	79,488	42,054	121,542	76,499	40,830	117,329
GAAP estimated fully allocated selling, general and administrative expenses	218,980	116,161	335,141	242,367	121,925	364,292
As a percentage of GAAP revenue	36.2%	36.4%	36.2%	38.1%	37.2%	37.8%
Stock-based compensation expenses (2)	(25,095)	(13,276)	(38,371)	(27,439)	(14,645)	(42,084)
Acquisition expenses, net (4)	1,789	947	2,736	(5,205)	(2,778)	(7,983)
Restructuring expenses (4)	(2,865)	(1,515)	(4,380)	(1,364)	(728)	(2,092)
Separation expenses (4)	(18,116)	(9,584)	(27,700)	(1,112)	(593)	(1,705)
Other adjustments (4)	784	415	1,199	(5,160)	(2,755)	(7,915)
Non-GAAP estimated fully allocated selling, general and administrative expenses	$175,477	$93,148	$268,625	$202,087	$100,426	$302,513
As a percentage of non-GAAP revenue	28.6%	28.9%	28.7%	30.7%	30.6%	30.7%

OPERATING INCOME, OPERATING MARGIN, AND ADJUSTED EBITDA
GAAP estimated fully allocated operating income	$64,384	$21,848	$86,232	$48,839	$10,721	$59,560
GAAP estimated fully allocated operating margin	10.6%	6.8%	9.3%	7.7%	3.3%	6.2%
Revenue adjustments	8,555	3,022	11,577	21,973	151	22,124
Amortization of acquired technology	12,590	717	13,307	16,217	2,045	18,262
Amortization of other acquired intangible assets	23,316	913	24,229	22,748	382	23,130
Stock-based compensation expenses (2)	34,342	17,246	51,588	37,275	18,938	56,213
Acquisition expenses, net (4)	(1,282)	(678)	(1,960)	5,592	2,985	8,577
Restructuring expenses (4)	4,999	2,643	7,642	3,356	1,791	5,147
Separation expenses (4)	18,228	9,644	27,872	1,112	593	1,705
Impairment charges (4)	95	50	145	—	—	—
Other adjustments (4)	(777)	(411)	(1,188)	5,160	2,755	7,915
Non-GAAP estimated fully allocated operating income	164,450	54,994	219,444	162,272	40,361	202,633
Depreciation and amortization (5)	20,568	10,882	31,450	15,934	8,505	24,439
Estimated fully allocated adjusted EBITDA	$185,018	$65,876	$250,894	$178,206	$48,866	$227,072
Non-GAAP estimated fully allocated operating margin	26.8%	17.1%	23.4%	24.6%	12.3%	20.5%
Estimated fully allocated adjusted EBITDA margin	30.1%	20.4%	26.8%	27.1%	14.9%	23.0%

(1) Represents the stock-based compensation expenses applicable to cost of revenue, allocated proportionally based upon our year ended January 31, 2020 and 2019, respectively, annual operations and service expense wages for each segment, which we believe provides a reasonable approximation for purposes of understanding the relative GAAP and non-GAAP gross margins of our two businesses.

(2) Represents the stock-based compensation expenses applicable to research and development, net and selling, general and administrative, allocated proportionally based upon our non-GAAP segment revenue for the year ended January 31, 2020 and 2019, respectively, which we believe provides a reasonable approximation for purposes of understanding the relative non-GAAP operating margins of our two businesses.

(3) Represents our shared support expenses (as disclosed in footnote 16 to our October 31, 2020 Form 10-Q, when filed), including general and administrative shared services acquisition expenses, net and restructuring expenses, separation expenses, impairment charges and other adjustments, allocated proportionally based upon our non-GAAP segment revenue for the year ended January 31, 2020 and 2019, respectively, which we believe provides a reasonable approximation for purposes of understanding the relative non-GAAP operating margins of our two businesses.

(4) Represents the portion of our acquisition expenses, net and restructuring expenses, separation expenses, impairment charges and other adjustments, allocated proportionally based upon our year ended January 31, 2020 and 2019, respectively, annual non-GAAP segment revenue, which we believe provides a reasonable approximation for purposes of understanding the relative GAAP and non-GAAP gross margins and operating margins of our two businesses.

(5) Represents certain depreciation and amortization expenses, which are otherwise included in our non-GAAP operating income, allocated proportionally based upon our non-GAAP segment revenue for the year ended January 31, 2020 and 2019, respectively, which we believe provides a reasonable approximation for purposes of understanding the relative adjusted EBITDA of our two businesses.

Table 3
VERINT SYSTEMS INC. AND SUBSIDIARIES
Reconciliation of GAAP to Non-GAAP Measures
(Unaudited)

	Three Months Ended October 31,		Nine Months Ended October 31,
(in thousands, except per share data)	2020	2019	2020	2019
Table of Reconciliation from GAAP Other Expense, Net to Non-GAAP Other Expense, Net

GAAP other expense, net	$(17,757)	$(7,616)	$(51,303)	$(24,425)
Unrealized losses on derivatives, net	931	167	758	1,485
Amortization of convertible note discount	3,220	3,143	9,620	9,306
Expenses and losses on debt modification or retirement	—	—	1,462	—
Change in fair value of future tranche right	9,224	—	22,834	—
Acquisition expenses, net	(3,709)	(11)	(3,643)	(68)
Non-GAAP other expense, net(1)	$(8,091)	$(4,317)	$(20,272)	$(13,702)

Table of Reconciliation from GAAP Provision for Income Taxes to Non-GAAP Provision for Income Taxes

GAAP provision for income taxes	$8,157	$9,218	$16,490	$6,120
GAAP effective income tax rate	40.8%	41.5%	47.2%	17.4%
Non-GAAP tax adjustments	(2,101)	(3,467)	(1,529)	9,996
Non-GAAP provision for income taxes	$6,056	$5,751	$14,961	$16,116
Non-GAAP effective income tax rate	7.7%	8.2%	7.5%	8.5%

Table of Reconciliation from GAAP Net Income Attributable to Verint Systems Inc. Common Shares to Non-GAAP Net Income Attributable to Verint Systems Inc. Common Shares

GAAP net income attributable to Verint Systems Inc. common shares	$7,517	$11,681	$7,513	$23,815
Revenue adjustments	2,919	6,213	11,577	22,124
Amortization of acquired technology	4,270	5,968	13,307	18,262
Amortization of other acquired intangible assets	8,106	7,778	24,229	23,130
Stock-based compensation expenses	20,007	18,559	51,588	56,213
Unrealized losses on derivatives, net	931	167	758	1,485
Amortization of convertible note discount	3,220	3,143	9,620	9,306
Expenses and losses on debt modification or retirement	—	—	1,462	—
Change in fair value of future tranche right	9,224	—	22,834	—
Acquisition expenses, net	(4,966)	2,190	(5,603)	8,510
Restructuring expenses	1,256	2,071	7,642	5,147
Separation expenses	13,750	1,479	27,872	1,705
Impairment charges	145	—	145	—
Other adjustments	(69)	351	(1,188)	7,915
Non-GAAP tax adjustments	2,101	3,467	1,529	(9,996)
Dividends, reversed due to assumed conversion of preferred stock	2,658	—	5,142	—
Total adjustments	63,552	51,386	170,914	143,801
Non-GAAP net income attributable to Verint Systems Inc. common shares	$71,069	$63,067	$178,427	$167,616

Table Comparing GAAP Diluted Net Income Per Common Share Attributable to Verint Systems Inc. to Non-GAAP Diluted Net Income Per Common Share Attributable to Verint Systems Inc.

GAAP diluted net income per common share attributable to Verint Systems Inc.	$0.11	$0.17	$0.11	$0.35
Non-GAAP diluted net income per common share attributable to Verint Systems Inc.	$1.02	$0.94	$2.61	$2.48

	Three Months Ended October 31,		Nine Months Ended October 31,
(in thousands, except per share data)	2020	2019	2020	2019
GAAP weighted-average shares used in computing diluted net income per common share attributable to Verint Systems Inc.	66,234	67,442	66,000	67,452
Additional weighted-average shares applicable to non-GAAP diluted net income per common share attributable to Verint Systems Inc.	3,739	—	2,411	—
Non-GAAP diluted weighted-average shares used in computing net income per common share attributable to Verint Systems Inc.	69,973	67,442	68,411	67,452

Table of Reconciliation from GAAP Net Income Attributable to Verint Systems Inc. to Adjusted EBITDA

GAAP net income attributable to Verint Systems Inc.	$10,175	$11,681	$12,655	$23,815
As a percentage of GAAP revenue	3.1%	3.6%	1.4%	2.5%
Net income attributable to noncontrolling interest	1,652	1,302	5,784	5,200
Provision for income taxes	8,157	9,218	16,490	6,120
Other expense, net	17,757	7,616	51,303	24,425
Depreciation and amortization(2)	24,916	22,422	71,258	65,832
Revenue adjustments	2,919	6,213	11,577	22,124
Stock-based compensation expenses	20,007	18,559	51,588	56,213
Acquisition expenses, net	(1,260)	2,200	(1,964)	8,577
Restructuring expenses	1,244	2,069	7,638	5,146
Separation expenses	11,486	1,479	25,608	1,705
Impairment charges	145	—	145	—
Other adjustments	(69)	351	(1,188)	7,915
Adjusted EBITDA	$97,129	$83,110	$250,894	$227,072
As a percentage of non-GAAP revenue	29.3%	25.1%	26.8%	23.0%

Table of Reconciliation from Gross Debt to Net Debt	October 31, 2020	January 31, 2020

Current maturities of long-term debt	$383,449	$4,250
Long-term debt	403,292	832,798
Unamortized debt discounts and issuance costs	11,334	22,327
Gross debt	798,075	859,375
Less:
Cash and cash equivalents	526,815	379,146
Restricted cash and cash equivalents, and restricted bank time deposits	24,223	43,860
Short-term investments	104,454	20,215
Net debt, excluding long-term restricted cash, cash equivalents, time deposits, and investments	142,583	416,154
Long-term restricted cash, cash equivalents, time deposits and investments	22,026	26,363
Net debt, including long-term restricted cash, cash equivalents, time deposits, and investments	$120,557	$389,791

(1) For the three months ended October 31, 2020, non-GAAP other expense, net of $8.1 million was comprised of $6.0 million of interest and other expense, and $2.1 million of foreign exchange charges primarily related to balance sheet translations.

(2) Adjusted for financing fee amortization.

Table 4
VERINT SYSTEMS INC. AND SUBSIDIARIES
GAAP to Non-GAAP Customer Engagement Revenue and Cloud Metrics
(Unaudited)

	Three Months Ended October 31,		Nine Months Ended October 31,
(in thousands)	2020	2019	2020	2019
Table of Reconciliation from GAAP Software (includes cloud and support) and Professional Services Revenue to Non-GAAP Software (includes cloud and support) and Professional Services Revenue

Software (includes cloud and support) revenue - GAAP	$185,694	$185,104	$518,385	$533,424
Perpetual revenue - GAAP	35,461	43,726	99,815	139,356
Cloud revenue - GAAP	71,025	61,429	184,230	156,327
Support revenue - GAAP	79,208	79,949	234,340	237,741
Professional services revenue - GAAP	$29,528	$32,832	$86,782	$103,043
Total revenue - GAAP	$215,222	$217,936	$605,167	$636,467

Estimated software (includes cloud and support) revenue adjustments	$2,227	$6,213	$8,555	$21,973
Estimated perpetual revenue adjustments	—	—	—	—
Estimated cloud revenue adjustments	2,166	6,147	8,391	21,709
Estimated support revenue adjustments	61	66	164	264
Estimated professional services revenue adjustments	—	—	—	—
Total estimated revenue adjustments	$2,227	$6,213	$8,555	$21,973

Software (includes cloud and support) revenue - non-GAAP	$187,921	$191,317	$526,940	$555,397
Perpetual revenue - non-GAAP	35,461	43,726	99,815	139,356
Cloud revenue - non-GAAP	73,191	67,576	192,621	178,036
Support revenue - non-GAAP	79,269	80,015	234,504	238,005
Professional services revenue - non-GAAP	$29,528	$32,832	$86,782	$103,043
Total revenue - non-GAAP	$217,449	$224,149	$613,722	$658,440

Table of Reconciliation from GAAP Cloud Revenue to Non-GAAP Cloud Revenue

SaaS revenue - GAAP	$56,141	$47,207	$140,886	$114,312
Bundled SaaS revenue - GAAP	37,406	30,107	106,617	84,519
Unbundled SaaS revenue - GAAP	18,735	17,100	34,269	29,793
Optional managed services revenue - GAAP	$14,884	$14,222	$43,344	$42,015
Cloud revenue - GAAP	$71,025	$61,429	$184,230	$156,327

Estimated SaaS revenue adjustments	$1,943	$5,701	$7,619	$20,197
Estimated bundled SaaS revenue adjustments	1,897	5,658	7,485	19,275
Estimated unbundled SaaS revenue adjustments	46	43	134	922
Estimated optional managed services revenue adjustments	$223	$446	$772	$1,512
Estimated cloud revenue adjustments	$2,166	$6,147	$8,391	$21,709

SaaS revenue - non-GAAP	$58,084	$52,908	$148,505	$134,509
Bundled SaaS revenue - non-GAAP	39,303	35,765	114,102	103,794
Unbundled SaaS revenue - non-GAAP	18,781	17,143	34,403	30,715
Optional managed services revenue - non-GAAP	$15,107	$14,668	$44,116	$43,527
Cloud revenue - non-GAAP	$73,191	$67,576	$192,621	$178,036

Table of New SaaS ACV
New SaaS ACV	$15,659	$15,605	$44,248	$33,925
New SaaS ACV Growth YoY	0.3%	131.0%	30.4%	94.8%

	Three Months Ended October 31,		Nine Months Ended October 31,
(in thousands)	2020	2019	2020	2019

Table of New Perpetual License Equivalent Bookings
New perpetual license equivalent bookings	$65,064	$69,856	$182,332	$199,235
New perpetual license equivalent bookings change YoY	(6.9)%	19.1%	(8.5)%	13.8%

Table 5
VERINT SYSTEMS INC. AND SUBSIDIARIES
GAAP to Non-GAAP Cyber Intelligence Revenue Metrics
(Unaudited)

	Three Months Ended October 31,		Nine Months Ended October 31,
(in thousands)	2020	2019	2020	2019
Recurring revenue - GAAP	$57,128	$47,498	$164,817	$140,486
Nonrecurring revenue - GAAP	55,851	59,433	154,621	187,478
Total revenue - GAAP	$112,979	$106,931	$319,438	$327,964

Estimated recurring revenue adjustments	$692	$—	$3,022	$151
Estimated nonrecurring revenue adjustments	—	—	—	—
Total estimated revenue adjustments	$692	$—	$3,022	$151

Recurring revenue - non-GAAP	$57,820	$47,498	$167,839	$140,637
Nonrecurring revenue - non-GAAP	55,851	59,433	154,621	187,478
Total revenue - non-GAAP	$113,671	$106,931	$322,460	$328,115

Table 6
VERINT SYSTEMS INC. AND SUBSIDIARIES
GAAP to Non-GAAP Segment and Shared Support Metrics
(Unaudited)

	Three Months Ended October 31,		Nine Months Ended October 31,
(in thousands)	2020	2019	2020	2019
Segment expenses - GAAP (1)	$225,624	$238,218	$662,992	$732,028
Shared support expenses - GAAP (2)	64,836	56,832	175,381	172,843
Total expenses - GAAP	$290,460	$295,050	$838,373	$904,871

Estimated segment expense adjustments	$(25,937)	$(26,926)	$(74,981)	$(81,728)
Estimated shared support expense adjustments	(20,272)	(11,482)	(46,654)	(39,223)
Total estimated expense adjustments	$(46,209)	$(38,408)	$(121,635)	$(120,951)

Segment expenses - non-GAAP (1)	$199,687	$211,292	$588,011	$650,300
Shared support expenses - non-GAAP (2)	44,564	45,350	128,727	133,620
Total expenses - non-GAAP	$244,251	$256,642	$716,738	$783,920

(1) Segment expenses include expenses incurred directly by our two segments.

(2) Shared support expenses include certain operating expenses that are provided by shared resources or are otherwise generally not controlled by segment management. The majority of which are for administrative support functions, such as information technology, human resources, finance, legal, and other general corporate support, and for occupancy expenses.

Table 7
VERINT SYSTEMS INC. AND SUBSIDIARIES
Calculation of Change in Revenue on a Constant Currency Basis
(Unaudited)

	GAAP Revenue		Non-GAAP Revenue
(in thousands, except percentages)	Three Months Ended	Nine Months Ended	Three Months Ended	Nine Months Ended
Total Revenue
Revenue for the three and nine months ended October 31, 2019	$324,867	$964,431	$331,080	$986,555
Revenue for the three and nine months ended October 31, 2020	$328,201	$924,605	$331,120	$936,182
Revenue for the three and nine months ended October 31, 2020 at constant currency(1)	$325,000	$927,000	$328,000	$939,000
Reported period-over-period revenue change	1.0%	(4.1)%	—%	(5.1)%
% impact from change in foreign currency exchange rates	(1.0)%	0.2%	(0.9)%	0.3%
Constant currency period-over-period revenue change	—%	(3.9)%	(0.9)%	(4.8)%

Customer Engagement
Revenue for the three and nine months ended October 31, 2019	$217,936	$636,467	$224,149	$658,440
Revenue for the three and nine months ended October 31, 2020	$215,222	$605,167	$217,449	$613,722
Revenue for the three and nine months ended October 31, 2020 at constant currency(1)	$213,000	$606,000	$215,000	$614,000
Reported period-over-period revenue change	(1.2)%	(4.9)%	(3.0)%	(6.8)%
% impact from change in foreign currency exchange rates	(1.1)%	0.1%	(1.1)%	0.1%
Constant currency period-over-period revenue change	(2.3)%	(4.8)%	(4.1)%	(6.7)%

Cyber Intelligence
Revenue for the three and nine months ended October 31, 2019	$106,931	$327,964	$106,931	$328,115
Revenue for the three and nine months ended October 31, 2020	$112,979	$319,438	$113,671	$322,460
Revenue for the three and nine months ended October 31, 2020 at constant currency(1)	$112,000	$321,000	$113,000	$325,000
Reported period-over-period revenue change	5.7%	(2.6)%	6.3%	(1.7)%
% impact from change in foreign currency exchange rates	(1.0)%	0.5%	(0.6)%	0.8%
Constant currency period-over-period revenue change	4.7%	(2.1)%	5.7%	(0.9)%

(1) Revenue for the three and nine months ended October 31, 2020 at constant currency is calculated by translating current-period GAAP or non-GAAP foreign currency revenue (as applicable) into U.S. dollars using average foreign currency exchange rates for the three and nine months ended October 31, 2019 rather than actual current-period foreign currency exchange rates.

For further information see "Supplemental Information About Constant Currency" at the end of this press release.

Table 8
VERINT SYSTEMS INC. AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
(Unaudited)

	October 31,	January 31,
(in thousands, except share and per share data)	2020	2020
Assets
Current Assets:
Cash and cash equivalents	$526,815	$379,146
Restricted cash and cash equivalents, and restricted bank time deposits	24,223	43,860
Short-term investments	104,454	20,215
Accounts receivable, net of allowance for doubtful accounts of $6.5 million and $5.3 million, respectively	346,565	382,435
Contract assets, net	63,095	64,961
Inventories	21,748	20,495
Prepaid expenses and other current assets	68,800	87,946
Total current assets	1,155,700	999,058
Property and equipment, net	108,578	116,111
Operating lease right-of-use assets	90,446	102,149
Goodwill	1,464,451	1,469,211
Intangible assets, net	159,120	197,764
Other assets	146,388	131,765
Total assets	$3,124,683	$3,016,058

Liabilities, Preferred Stock, and Stockholders' Equity
Current Liabilities:
Accounts payable	$66,807	$71,604
Accrued expenses and other current liabilities	246,949	229,698
Current maturities of long-term debt	383,449	4,250
Contract liabilities	334,843	397,350
Total current liabilities	1,032,048	702,902
Long-term debt	403,292	832,798
Long-term contract liabilities	39,810	40,565
Operating lease liabilities	80,040	90,372
Other liabilities	98,016	106,984
Total liabilities	1,653,206	1,773,621
Preferred Stock - $0.001 par value; authorized 2,207,000 shares; Series A Preferred Stock; 200,000 shares issued and outstanding at October 31, 2020; no shares issued and outstanding at January 31, 2020; aggregate liquidation preference and current redemption value of $203,553 at October 31, 2020.	200,628	—
Commitments and Contingencies
Stockholders' Equity:
Common stock - $0.001 par value; authorized 120,000,000 shares. Issued 70,140,000 and 68,529,000 shares; outstanding 65,736,000 and 64,738,000 shares at July 31, 2020 and January 31, 2020, respectively.	70	68
Additional paid-in capital	1,717,384	1,660,889
Treasury stock, at cost - 4,404,000 and 3,791,000 shares at July 31, 2020 and January 31, 2020, respectively.	(208,124)	(174,134)
Accumulated deficit	(93,875)	(105,590)
Accumulated other comprehensive loss	(162,806)	(151,865)
Total Verint Systems Inc. stockholders' equity	1,252,649	1,229,368
Noncontrolling interests	18,200	13,069
Total stockholders' equity	1,270,849	1,242,437
Total liabilities, preferred stock, and stockholders' equity	$3,124,683	$3,016,058

Table 9
VERINT SYSTEMS INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	Nine Months Ended October 31,
(in thousands)	2020	2019
Cash flows from operating activities:
Net income	$18,439	$29,015
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	73,458	67,880
Stock-based compensation, excluding cash-settled awards	51,538	56,164
Change in fair value of future tranche right	22,834	—
Amortization of discount on convertible notes	9,620	9,306
Non-cash losses (gains) on derivative financial instruments, net	522	(460)
Other, net	(2,519)	3,894
Changes in operating assets and liabilities, net of effects of business combinations:
Accounts receivable	31,128	26,791
Contract assets	1,468	(2,175)
Inventories	(2,793)	(605)
Prepaid expenses and other assets	1,552	(109)
Accounts payable and accrued expenses	8,534	(10,161)
Contract liabilities	(60,306)	(29,598)
Other, net	4,356	(13,472)
Net cash provided by operating activities	157,831	136,470

Cash flows from investing activities:
Cash paid for business combinations, including adjustments, net of cash acquired	—	(51,481)
Purchases of property and equipment	(20,596)	(28,388)
Purchases of investments	(142,153)	(31,760)
Maturities and sales of investments	58,210	49,994
Cash paid for capitalized software development costs	(8,740)	(12,431)
Change in restricted bank time deposits, and other investing activities, net	12,603	4,755
Net cash used in investing activities	(100,676)	(69,311)

Cash flows from financing activities:
Proceeds from issuance of preferred stock and future tranche right, net of issuance costs	197,254	—
Proceeds from borrowings	155,000	—
Repayments of borrowings and other financing obligations	(205,447)	(4,671)
Payments to repurchase convertible notes	(13,032)	—
Payments of debt-related costs	(2,287)	(212)
Purchases of treasury stock	(36,836)	(474)
Preferred stock dividend payments	(1,589)	—
Distributions paid to noncontrolling interest	(749)	(949)
Payments of deferred purchase price and contingent consideration for business combinations (financing portion) and other financing activities	(13,241)	(27,975)
Net cash provided by (used in) financing activities	79,073	(34,281)
Foreign currency effects on cash, cash equivalents, restricted cash, and restricted cash equivalents	(2,093)	(1,251)
Net increase in cash, cash equivalents, restricted cash, and restricted cash equivalents	134,135	31,627
Cash, cash equivalents, restricted cash, and restricted cash equivalents, beginning of period	411,657	412,699
Cash, cash equivalents, restricted cash, and restricted cash equivalents, end of period	$545,792	$444,326

Reconciliation of cash, cash equivalents, restricted cash, and restricted cash equivalents at end of period to the condensed consolidated balance sheets:
Cash and cash equivalents	$526,815	$412,838
Restricted cash and cash equivalents included in restricted cash and cash equivalents, and restricted bank time deposits	15,459	23,778
Restricted cash and cash equivalents included in other assets	3,518	7,710
Total cash, cash equivalents, restricted cash, and restricted cash equivalents	$545,792	$444,326

Verint Systems Inc. and Subsidiaries
Supplemental Information About Non-GAAP Financial Measures and Operating Metrics

This press release contains non-GAAP financial measures, consisting of non-GAAP revenue, non-GAAP software revenue (includes cloud and support), non-GAAP perpetual revenue, non-GAAP support revenue, non-GAAP professional services revenue, non-GAAP recurring revenue, non-GAAP nonrecurring revenue, non-GAAP cloud revenue, non-GAAP SaaS revenue, non-GAAP bundled SaaS revenue, non-GAAP unbundled SaaS revenue, non-GAAP optional managed services revenue, estimated GAAP fully allocated cost of revenue, estimated GAAP and non-GAAP fully allocated gross profit and gross margins, estimated GAAP and non-GAAP fully allocated research and development, net, estimated GAAP and non-GAAP fully allocated selling, general and administrative expenses, estimated GAAP and non-GAAP fully allocated operating income and operating margins, non-GAAP other income (expense), net, non-GAAP provision (benefit) for income taxes and non-GAAP effective income tax rate, non-GAAP net income attributable to Verint Systems Inc. common shares, non-GAAP diluted net income per common share attributable to Verint Systems Inc., estimated fully allocated adjusted EBITDA and adjusted EBITDA margins, net debt, non-GAAP segment expenses, non-GAAP shared support expenses and constant currency measures. The tables above include a reconciliation of each non-GAAP financial measure for completed periods presented in this press release to the most directly comparable GAAP financial measure.

We believe these non-GAAP financial measures, used in conjunction with the corresponding GAAP measures, provide investors with useful supplemental information about the financial performance of our business by:
•facilitating the comparison of our financial results and business trends between periods, by excluding certain items that either can vary significantly in amount and frequency, are based upon subjective assumptions, or in certain cases are unplanned for or difficult to forecast,
•facilitating the comparison of our financial results and business trends with other technology companies who publish similar non-GAAP measures, and
•allowing investors to see and understand key supplementary metrics used by our management to run our business, including for budgeting and forecasting, resource allocation, and compensation matters.

We also make these non-GAAP financial measures available because a number of our investors have informed us that they find this supplemental information useful.

Non-GAAP financial measures should not be considered in isolation as substitutes for, or superior to, comparable GAAP financial measures. The non-GAAP financial measures we present have limitations in that they do not reflect all of the amounts associated with our results of operations as determined in accordance with GAAP, and these non-GAAP financial measures should only be used to evaluate our results of operations in conjunction with the corresponding GAAP financial measures. These non-GAAP financial measures do not represent discretionary cash available to us to invest in the growth of our business, and we may in the future incur expenses similar to or in addition to the adjustments made in these non-GAAP financial measures. Other companies may calculate similar non-GAAP financial measures differently than we do, limiting their usefulness as comparative measures.

Our non-GAAP financial measures are calculated by making the following adjustments to our GAAP financial measures:

Revenue adjustments. We exclude from our non-GAAP revenue the impact of fair value adjustments required under GAAP relating to cloud services and customer support contracts acquired in a business acquisition, which would have otherwise been recognized on a stand-alone basis. We believe that it is useful for investors to understand the total amount of revenue that we and the acquired company would have recognized on a stand-alone basis under GAAP, absent the accounting adjustment associated with the business acquisition. Our non-GAAP revenue also reflects certain adjustments from aligning an acquired company’s revenue recognition policies to our policies.  We believe that our non-GAAP revenue measure helps management and investors understand our revenue trends and serves as a useful measure of ongoing business performance.

Amortization of acquired technology and other acquired intangible assets. When we acquire an entity, we are required under GAAP to record the fair values of the intangible assets of the acquired entity and amortize those assets over their useful lives. We exclude the amortization of acquired intangible assets, including acquired technology, from our non-GAAP financial measures because they are inconsistent in amount and frequency and are significantly impacted by the timing and size of acquisitions. We also exclude these amounts to provide easier comparability of pre- and post-acquisition operating results.

Stock-based compensation expenses. We exclude stock-based compensation expenses related to restricted stock awards, stock bonus programs, bonus share programs, and other stock-based awards from our non-GAAP financial measures. We evaluate our performance both with and without these measures because stock-based compensation is typically a non-cash expense and can vary significantly over time based on the timing, size and nature of awards granted, and is influenced in part by certain factors which are generally beyond our control, such as the volatility of the price of our common stock. In addition, measurement of stock-based compensation is subject to varying valuation methodologies and subjective assumptions, and therefore we believe that excluding stock-based compensation from our non-GAAP financial measures allows for meaningful comparisons of our current operating results to our historical operating results and to other companies in our industry.

Unrealized gains and losses on certain derivatives, net. We exclude from our non-GAAP financial measures unrealized gains and losses on certain foreign currency derivatives which are not designated as hedges under accounting guidance. We exclude unrealized gains and losses on foreign currency derivatives that serve as economic hedges against variability in the cash flows of recognized assets or liabilities, or of forecasted transactions. These contracts, if designated as hedges under accounting guidance, would be considered “cash flow” hedges.  These unrealized gains and losses are excluded from our non-GAAP financial measures because they are non-cash transactions which are highly variable from period to period. Upon settlement of these foreign currency derivatives, any realized gain or loss is included in our non-GAAP financial measures.

Amortization of convertible note discount. Our non-GAAP financial measures exclude the amortization of the imputed discount on our convertible notes. Under GAAP, certain convertible debt instruments that may be settled in cash upon conversion are required to be bifurcated into separate liability (debt) and equity (conversion option) components in a manner that reflects the issuer’s assumed non-convertible debt borrowing rate. For GAAP purposes, we are required to recognize imputed interest expense on the difference between our assumed non-convertible debt borrowing rate and the coupon rate on our 1.50% convertible notes. This difference is excluded from our non-GAAP financial measures because we believe that this expense is based upon subjective assumptions and does not reflect the cash cost of our convertible debt.

Expenses and losses on debt modification or retirement. We exclude from our non-GAAP financial measures losses on early retirements of debt attributable to refinancing or repaying our debt, and expenses incurred to modify debt terms, because we believe they are not reflective of our ongoing operations.

Change in fair value of future tranche right. On December 4, 2019, we entered into an Investment Agreement with an affiliate of Apax Partners (the “Apax Investor”), whereby the Apax Investor agreed to make an investment in us of up to $400.0 million of convertible preferred stock. In connection with the Apax Investor’s first $200.0 million investment on May 7, 2020 (for 200,000 shares of Series A Preferred Stock), we determined that our obligation to issue, and the Apax Investor’s obligation to purchase, up to 200,000 shares of Series B Preferred Stock upon the completion of the spin-off of our Cyber Intelligence Solutions business and other customary closing conditions (the “Future Tranche Right”) meets the definition of a freestanding financial instrument. This Future Tranche Right is reported at fair value as an asset or liability on our consolidated balance sheet, and is remeasured at fair value each reporting period until settlement, with changes in its fair value recognized within other income (expense), net on the consolidated statement of operations. We are excluding this change in fair value of the Future Tranche Right from our non-GAAP financial measures because it is unusual in nature, can vary significantly in amount, and is unrelated to our ongoing operations.

Acquisition expenses, net. In connection with acquisition activity (including with respect to acquisitions that are not consummated), we incur expenses, including legal, accounting, and other professional fees, integration costs, changes in the fair value of contingent consideration obligations, and other costs. Integration costs may consist of information technology expenses as systems are integrated across the combined entity, consulting expenses, marketing expenses, and professional fees, as well as non-cash charges to write-off or impair the value of redundant assets. We exclude these expenses from our non-GAAP financial measures because they are unpredictable, can vary based on the size and complexity of each transaction, and are unrelated to our continuing operations or to the continuing operations of the acquired businesses.

Restructuring expenses. We exclude restructuring expenses from our non-GAAP financial measures, which include employee termination costs, facility exit costs, certain professional fees, asset impairment charges, and other costs directly associated with resource realignments incurred in reaction to changing strategies or business conditions. All of these costs can vary significantly in amount and frequency based on the nature of the actions as well as the changing needs of our business and we believe that excluding them provides easier comparability of pre- and post-restructuring operating results.

Separation expenses. On December 4, 2019, we announced our intention to separate into two independent publicly traded companies: one which will consist of our Customer Engagement Solutions business, and one which will consist of our Cyber Intelligence Solutions business.  We are incurring significant expenses to prepare for this separation, including third-party advisory, accounting, legal, consulting, and other similar services related to the separation as well as costs associated with the operational separation of the two businesses, including those related to human resources, brand management, real estate, and information technology (which IT expenses are included in Separation expenses to the extent not capitalized). Separation expenses also include incremental cash income taxes related to the reorganization of legal entities and operations in order to effect the separation. These costs are incremental to our normal operating expenses and are being incurred solely as a result of the separation transaction. Accordingly, we are excluding these separation expenses from our non-GAAP financial measures in order to evaluate our performance on a comparable basis.

Impairment charges and other adjustments. We exclude from our non-GAAP financial measures asset impairment charges (other than those already included within restructuring or acquisition activity), rent expense for redundant facilities, gains or losses on sales of property, gains or losses on settlements of certain legal matters, and certain professional fees unrelated to our ongoing operations, including fees and expenses (or recoveries) related to a shareholder proxy contest that was settled in June 2019 of $(1.3) million and $7.8 million during the nine months ended October 31, 2020 and 2019, respectively, all of which are unusual in nature and can vary significantly in amount and frequency.

Non-GAAP income tax adjustments. We exclude our GAAP provision (benefit) for income taxes from our non-GAAP measures of net income attributable to Verint Systems Inc., and instead include a non-GAAP provision for income taxes, determined by applying a non-GAAP effective income tax rate to our income before provision for income taxes, as adjusted for the non-GAAP items described above. The non-GAAP effective income tax rate is generally based upon the income taxes we expect to pay in the reporting year. Our GAAP effective income tax rate can vary significantly from year to year as a result of tax law changes, settlements with tax authorities, changes in the geographic mix of earnings including acquisition activity, changes in the projected realizability of deferred tax assets, and other unusual or period-specific events, all of which can vary in size and frequency. We believe that our non-GAAP effective income tax rate removes much of this variability and facilitates meaningful comparisons of operating results across periods. Our non-GAAP effective income tax rate for the year ending January 31, 2021 is currently approximately 8%, and was 8% for the year ended January 31, 2020. We evaluate our non-GAAP effective income tax rate on an ongoing basis and it can change from time to time. Our non-GAAP income tax rate can differ materially from our GAAP effective income tax rate.

Customer Engagement Revenue Metrics and Operating Metrics

Software (includes cloud and support) includes, software licenses, appliances, SaaS and optional managed services. Recurring Software Revenue includes SaaS, optional managed services and support revenue.

Cloud revenue, on both a GAAP and non-GAAP basis, primarily consists of SaaS and optional managed services. A portion of our revenue associated with unbundled SaaS is included within support revenue. We expect this amount to become larger and more meaningful over time and intend to include it in our cloud revenue and exclude it from our support revenue.

SaaS revenue includes bundled SaaS, software with standard managed services and unbundled SaaS that we account for as term licenses where managed services are purchased separately.

Optional Managed Services is recurring services that are intended to improve our customers operations and reduce expenses.

New SaaS Annual Contract Value (ACV) includes the annualized contract value of all new SaaS contracts received within the period; in cases where SaaS is offered to partners through usage-based contracts, we include the incremental value of usage contracts over a rolling four quarters.

New Perpetual License Equivalent Bookings are used to normalize between perpetual and SaaS bookings and measure overall software growth. We calculate new perpetual license equivalent bookings by multiplying New SaaS

ACV bookings (excluding bookings from maintenance conversions, except for the uplift) by a conversion factor of 2.0 and adding that amount to perpetual license bookings. The conversion factor of 2.0 is an estimate that is derived from an analysis of our historical bookings and may change over time. Management uses perpetual license equivalent bookings to understand our performance, including our software growth and SaaS/perpetual license mix. This metric should not be viewed in isolation from other operating metrics that we make available to investors. The New Perpetual License Equivalent Bookings calculation was adjusted in Q4 FY2020 for the full year to exclude bookings from maintenance conversion, except for uplift.

Cyber Intelligence Recurring and Nonrecurring Revenue Metrics

Recurring revenue, on both a GAAP and non-GAAP basis, primarily consists of initial and renewal support, subscription software licenses, and SaaS in certain limited transactions.

Nonrecurring revenue, on both a GAAP and non-GAAP basis, primarily consists of our perpetual licenses, long-term projects including software customizations that are recognized over time using a percentage of completion (“POC”) method, consulting, implementation and installation services, training, and hardware.

We believe that recurring and nonrecurring revenue provide investors with useful insight into the nature and sustainability of our revenue streams. The recurrence of these revenue streams in future periods depends on a number of factors including contractual periods and customers' renewal decisions. Please see “Revenue adjustments” above for an explanation for why we present these revenue numbers on both a GAAP and non-GAAP basis.

Adjusted EBITDA

Adjusted EBITDA is a non-GAAP measure defined as net income (loss) before interest expense, interest income, income taxes, depreciation expense, amortization expense, revenue adjustments, restructuring expenses, acquisition expenses, and other expenses excluded from our non-GAAP financial measures as described above. We believe that adjusted EBITDA is also commonly used by investors to evaluate operating performance between companies because it helps reduce variability caused by differences in capital structures, income taxes, stock-based compensation, accounting policies, and depreciation and amortization policies. Adjusted EBITDA is also used by credit rating agencies, lenders, and other parties to evaluate our creditworthiness.

Net Debt

Net Debt is a non-GAAP measure defined as the sum of long-term and short-term debt on our consolidated balance sheet, excluding unamortized discounts and issuance costs, less the sum of cash and cash equivalents, restricted cash, restricted cash equivalents, restricted bank time deposits, and restricted investments (including long-term portions), and short-term investments. We use this non-GAAP financial measure to help evaluate our capital structure, financial leverage, and our ability to reduce debt and to fund investing and financing activities, and believe that it provides useful information to investors.

Supplemental Information About Constant Currency

Because we operate on a global basis and transact business in many currencies, fluctuations in foreign currency exchange rates can affect our consolidated U.S. dollar operating results. To facilitate the assessment of our performance excluding the effect of foreign currency exchange rate fluctuations, we calculate our GAAP and non-GAAP revenue, cost of revenue, and operating expenses on both an as-reported basis and a constant currency basis, allowing for comparison of results between periods as if foreign currency exchange rates had remained constant. We perform our constant currency calculations by translating current-period foreign currency results into U.S. dollars using prior-period average foreign currency exchange rates or hedge rates, as applicable, rather than current period exchange rates. We believe that constant currency measures, which exclude the impact of changes in foreign currency exchange rates, facilitate the assessment of underlying business trends.

Unless otherwise indicated, our financial outlook for revenue, operating margin, and diluted earnings per share, which is provided on a non-GAAP basis, reflects foreign currency exchange rates approximately consistent with rates in effect when the outlook is provided.

We also incur foreign exchange gains and losses resulting from the revaluation and settlement of monetary assets and liabilities that are denominated in currencies other than the entity’s functional currency. We periodically report our historical non-GAAP diluted net income per share both inclusive and exclusive of these net foreign exchange gains or losses. Our financial outlook for diluted earnings per share includes net foreign exchange gains or losses incurred to date, if any, but does not include potential future gains or losses.